Exhibit 8.1

May 20, 2011

Freescale Semiconductor Holdings I, Ltd.

6501 William Cannon Drive West

Austin, TX 78735

Ladies and Gentlemen:

We have acted as special United States tax counsel to Freescale Semiconductor Holdings I, Ltd., a Bermuda company (the “Company”), in connection with the offering by the Company (the “Offering”), of its common shares, par value $0.0258 per share (the “Securities”), pursuant to a Registration Statement on Form S-1 (File No. 333-172188) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) on February 11, 2011, as amended (the “Registration Statement”). This opinion is being furnished to you in connection with the Offering and in accordance with the requirements of Item 601(b)(8) of Regulation S-K under the Securities Act.

In rendering the opinion set forth herein, we have examined and relied on originals or copies of the following:

(a) the Registration Statement; and

(b) the prospectus, dated May 20, 2011, relating to the offering of Securities, in the form filed with the Commission (the “Prospectus”).

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other

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May 20, 2011

representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below.

For purposes of our opinion, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity and validity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such latter documents.

In addition, we have relied on factual statements and representations of the officers and other representatives of the Company and others, and we have assumed that such statements and representations are correct without regard to any qualification as to knowledge or belief.

In rendering our opinion, we have considered the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), regulations promulgated thereunder by the United States Department of Treasury (the “Regulations”), pertinent judicial authorities, rulings of the United States Internal Revenue Service, and such other authorities as we have considered relevant, in each case as in effect on the effective date of the Registration Statement. It should be noted that such Code, Regulations, judicial decisions, administrative interpretations and other authorities are subject to change at any time, possibly with retroactive effect. There can be no assurance, moreover, that the opinion expressed herein will be accepted by the Internal Revenue Service or, if challenged, by a court of law. A change in the authorities or the truth, accuracy or completeness of any of the information, documents, certificates, records, statements, representations or assumptions on which our opinion is based could affect the conclusions set forth herein.

Based on and subject to the foregoing, the discussion set forth in the Registration Statement under the caption “Tax Considerations—Material United States Federal Income Tax Considerations”, to the extent that the discussion states legal conclusions under United States federal income tax law as to the material United States federal income tax consequences of an investment in the Securities, constitutes our opinion, subject to the qualifications set forth therein.

Except as set forth above, we express no opinion to any party as to any tax consequences, whether federal, state, local or foreign, of the offering of the Securities or of any transaction related thereto. Any changes in the facts set forth or

Freescale Semiconductor Holdings I, Ltd.

May 20, 2011

assumed herein may affect the conclusions stated herein. This opinion is expressed as of the effective date of the Registration Statement, and we are under no obligation to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the effective date of the Registration Statement or the impact of any information, document, certificate, record, statement, representation or assumption relied upon herein that becomes incorrect or untrue. This opinion has been prepared for you for your benefit in connection with Offering. In accordance with the requirements of Item 601(b)(23) of Regulation S-K under the Securities Act, we hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the use of our name under the headings “Legal Matters” and “Material United States Federal Income Tax Considerations” in the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

Skadden, Arps, Slate, Meagher & Flom LLP